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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported):  October 17, 1996



                            THE EASTWIND GROUP, INC.
                            ------------------------
                 (Exact name of issuer as specified in charter)



          Delaware                  0-27638             23-2732753
(State or Other Jurisdiction      Commission         (I.R.S. Employer
     of Incorporation or          file number         Identification
       Organization)                                      Number)

                        100 Four Falls Corporate Center
                                   Suite 305
                     West Conshohocken, Pennsylvania 19428
                    (Address of principal executive offices)


                                 (610) 828-6860
              (Registrant's telephone number, including area code)
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Item 2.   Acquisition or Disposition of Assets
          ------------------------------------

          On October 17, 1996, Centennial Acquisition Corp. ("Merger Corp."), a wholly-owned subsidiary of The Eastwind Group, Inc. (the "Company"), merged with and into Centennial Printing Corporation ("Centennial") in a merger transaction (the "Merger") pursuant to an Amended and Restated Agreement and Plan of Merger dated as of September 30, 1996 (the "Agreement"). As a result of the Merger, Merger Corp. ceased to exist and the Company owns all of the outstanding stock of Centennial. The total consideration paid by the Company pursuant to the Merger was negotiated at arms-length and valued at $2,850,000 (the "Merger Consideration"). All of the Merger Consideration was received by Bruce K. Worrall, the sole shareholder of Centennial prior to the Merger, in the form of 182,232 shares of the Company's common stock (the "Shares"), 9,000 shares of the Company's Series B Preferred Voting Stock (the "Preferred Stock") and $450,000 in cash. The Company used internal funds to pay the cash portion of the Merger Consideration.

          The Preferred Stock issued in the Merger has a stated value of $100 per share and the holder is entitled to receive cash dividends at a rate of 6% per annum of the stated value. Additionally, the holder of Preferred Stock may require the Company to redeem for cash, in an amount equal to the stated value plus accrued dividends, up to 1,800 shares of Preferred Stock during each three month period beginning on April 1, 1997.

          Prior to the Merger, none of the officers, directors, shareholders or employees of Centennial had any material relationship with the Company or any of its affiliates. In connection with the Agreement, the Company paid Mr. Worrall $500,000 in consideration of his agreement not to compete with Centennial and agreed to use its best efforts to file a registration statement (the "Registration Statement") to register the Shares for resale under the Securities Act of 1933, as amended, as soon as reasonably practicable following the date of the Merger and, in any event, no later than six months from such date. If, during the one year period following the effective date of the Registration Statement, the proceeds from the total number of any Shares sold during such period aggregate less than the amount that would have been realized had such Shares been sold at a price of $7.00 per Share (the "Difference"), the Company will be obligated to make additional payments to the seller in the amount of the Difference. The Company also agreed that, for a period of three years following the Merger, Centennial would spend $100,000 per year to sponsor Centennial Racing, an automobile racing team controlled by Mr. Worrall. In return for such sponsorship, Centennial Racing has agreed to promote Centennial's printing business through, among other things, the display of advertisements on its race cars.

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          Centennial is engaged in the business of commercial printing.  It is the Company's intent for Centennial to continue in this business.


Item 7.   Financial Statements, Pro Forma
          Financial Information and Exhibits
          ----------------------------------

   (a) Financial statements of businesses acquired (provided in accordance with Item 310(c) of Regulation S-B).

          It is impracticable to provide the audited financial statements required relative to the acquired business described in Item 2 at the time this Report on Form 8-K is filed. The Registrant will file the required financial statements as soon as practicable, but in no event later than December 31, 1996.

   (b) Pro forma financial information (provided in accordance with Item 310(d) of Regulation S-B).

          It is impracticable to provide the pro forma financial information required relative to the acquired business described in Item 2 at the time this Report on Form 8-K is filed. The Registrant will file pro forma financial information as soon as practicable, but in no event later than December 31, 1996.

   (c)    Exhibits

  2.1 Amended and Restated Agreement and Plan of Merger by and between Centennial Printing Corporation, The Eastwind Group, Inc. and Centennial Acquisition Corp., dated as of September 30, 1996.

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                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               THE EASTWIND GROUP, INC.


Date:  October 31, 1996        By:/s/ Paul A. DeJuliis
                                  ------------------------------
                                  Chairman and Chief Executive
                                  Officer

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                                 EXHIBIT INDEX



Exhibit                                                       Sequential
    No.                   Description                         Page Number
-------                   -----------                         -----------
 2.1             Amended and Restated Agreement and Plan of
                 Merger by and between Centennial Printing
                 Corporation, The Eastwind Group, Inc. and
                 Centennial Acquisition Corp., dated as of September 30, 1996. (Certain exhibits and schedules have been omitted in accordance with
                 Item 610(b)(2) of Regulation S-B. A copy of such exhibits and schedules shall be furnished supplementally to the Securities and Exchange
                 Commission upon request.)